CELL MEDX CORP. OTCQB: CMXC

FOR IMMEDIATE RELEASE ON DECEMBER 31, 2018

Cell MedX Corp. Enters into Credit Line Agreement and Issues Warrants

Carson City, Nevada, December  31, 2018, Cell MedX Corp. (OTCQB: CMXC) (“Cell MedX” or the “Company”), an early development stage bio-tech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness, announces that on December 27, 2018, the Company entered into an Agreement with Mr. Richard Jeffs (the “Lender”), the Company’s major shareholder (the “Agreement”), for an unsecured line of credit of up to USD$250,000 (the “Credit Line”) of which USD$100,000 was advanced to the Company on December 20, 2018.

Under the Agreement Cell MedX may borrow against the Credit Line and repay any portion of the amount borrowed at any time. The funds advanced under the Credit Line accumulate interest at a rate of 6% per annum. In consideration for the Credit Line the Company issued to the Lender non-transferable share purchase warrants (the “Warrants”) to purchase up to 5,000,000 shares of Cell MedX’s common stock exercisable at USD$0.05 per share and expiring on December 27, 2021. The Warrants vest at a rate of 20 warrants for every USD$1 drawn on the Credit Line, with 2,000,000 warrants having vested on the grant date of the Warrants on account of US$100,000 advance noted above.

In addition, in recognition of USD$124,128 previously advanced by the Lender, the Company issued to the Lender non-transferable share purchase warrants (the “Additional Warrants”) to purchase up to 2,482,960  shares exercisable at USD$0.05 per share and expiring on December 27, 2021. The Additional Warrants vested at the time of grant.

The Credit Line shall be used for working capital and to increase the current inventory of eBalance devices as the Company moves toward commercialization.

For additional information regarding the Agreement and the Credit Line please refer to Form 8-K the Company filed with the Securities and Exchange Commission on December 31, 2018.

About Cell MedX Corp.

Cell MedX Corp. is an early development stage bio-tech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including, but not limited to, diabetes, Parkinson’s disease, and high blood pressure. For more information about the Company and its technology please visit our website at www.cellmedx.com/investors/overview/. For the Company’s newsletter please visit www.cellmedx.com/media/newsletters/.

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty

CEO, Director

Forward Looking Statements

The information included in this press release has not been reviewed by the FDA or Health Canada, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company’s eBalance technology is still in development.  Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information please visit: www.cellmedx.com

Toll free: 1.844.238.2692